SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[   ]  Preliminary Proxy Statement
[   ]  Confidential, for Use of the Commission Only
       (as permitted by Rule 14a-6(e)(2))
[ X ]  Definitive Proxy Statement
[   ]  Definitive Additional Materials
[   ]  Soliciting Material Under Rule 14a-12

             -------------------------------------------------------
                        SOUTHWESTERN LIFE HOLDINGS, INC.
             -------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14A-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

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     2)   Aggregate number of securities to which transaction applies:

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     3)   Per unit  price  or other  underlying  value of  transaction  computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     4)   Proposed maximum aggregate value of transaction:

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     5)   Total fee paid:

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     [  ] Fee paid previously with preliminary materials.

     [  ] Check box if any part of the fee is offset as  provided  by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

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     2)   Form, Schedule or Registration Statement No.:

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     3)   Filing Date:

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     4)   Date Filed:

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

                        SOUTHWESTERN LIFE HOLDINGS, INC.
                            717 North Harwood Street
                               Dallas, Texas 75201
                                -----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           To Be Held On May 14, 2001
                                ----------------


To the Stockholders of
Southwestern Life Holdings, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Southwestern Life Holdings, Inc. (the "Company") will be held on May 14, 2001 at 9:00 A.M., local time, at 717 North Harwood Street, 27th Floor, Dallas, Texas 75201, for the following purposes:

     1. To elect two Class I directors to hold office until the 2002 annual meeting of stockholders or until their respective successors are elected and qualified;

     2. To elect two Class II directors to hold office until the 2003 annual meeting of stockholders or until their respective successors are elected and qualified;

     3. To elect two Class III directors to hold office until the 2004 annual meeting of stockholders or until their respective successors are elected and qualified;

     4. To ratify the selection of KPMG LLP as the Company's independent public accountants for 2001; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on March 23, 2001 as the record date for determining the stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof. A list of such stockholders will be maintained at the offices of the Company during the ten-day period prior to the date of the meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during ordinary business hours.

     You are cordially invited to attend the Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT THAT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, THAT STOCKHOLDER MAY REVOKE A PREVIOUSLY GIVEN PROXY AND VOTE IN PERSON.


                                             By Order of the Board of Directors,



                                             JOAN E. OLSON
                                             Secretary

April 20, 2001

                        SOUTHWESTERN LIFE HOLDINGS, INC.
                              717 N. Harwood Street
                               Dallas, Texas 75201
                                  214-954-7111

                              ---------------------

                                 PROXY STATEMENT

                              --------------------


     This Proxy Statement is being furnished in connection with the solicitation by the Board of Directors of Southwestern Life Holdings, Inc. (the "Company" or "Southwestern") of proxies to be used at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 717 North Harwood Street, 27th Floor, Dallas, Texas 75201, on May 14, 2001 at 9:00 A.M., local time, and at any and all adjournments thereof. This Proxy Statement and the accompanying proxy card are first being mailed to stockholders of Southwestern on or about April 20, 2001. Southwestern's 2000 Annual Report is being mailed to stockholders together with this Proxy Statement.

     If the enclosed proxy card is validly executed, dated and returned, it will be voted as directed by the stockholder. If no directions are given, proxies will be voted (i) FOR election as directors of all of the nominees specified herein; (ii) FOR the ratification of KPMG LLP ("KPMG") as the Company's independent public accountants for 2001; and (iii) in accordance with the discretion of the named attorneys-in-fact on other matters, if any, properly brought before the meeting or any adjournment thereof. A proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the Annual Meeting, by filing with the Secretary of Southwestern a written revocation or a duly executed proxy card bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's proxy will not be used at the meeting by holders of the proxy. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a previously given proxy.

     Only stockholders of record as of the close of business on March 23, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Holders of Common Stock are entitled to one vote for each share held of record on the Record Date. On such date, Southwestern had outstanding and entitled to vote at the Annual Meeting 9,059,000 shares of Common Stock which were held by 22 stockholders of record. A majority of those shares present in person or by proxy at the Annual Meeting will constitute a quorum to transact business at the meeting. All directors and executive officers of Southwestern are expected to vote, or cause to be voted, all shares of Common Stock over which they exercise voting control (an aggregate of 4,923,195 shares of Common Stock or approximately 54% of the outstanding shares of Common Stock on the Record Date) FOR the approval of each of the proposals being submitted at the Annual Meeting.

                               THE ANNUAL MEETING

Purpose of the Annual Meeting

     At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals and to transact such other business as may properly come before the meeting:

     Proposal No. 1 - Election of Class I Directors. The Southwestern Board of Directors (the "Southwestern Board") has nominated the persons named elsewhere herein for election as Class I directors of Southwestern, to serve until the 2002 annual meeting of stockholders or until their earlier death, resignation or removal. THE SOUTHWESTERN BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE CLASS I DIRECTOR NOMINEES SET FORTH HEREIN. See "PROPOSAL NUMBER 1 - ELECTION OF CLASS I DIRECTORS."

     Proposal No. 2 - Election of Class II Directors. The Southwestern Board has nominated the persons named elsewhere herein for election as Class II directors of Southwestern, to serve until the 2003 annual meeting of stockholders or until their earlier death, resignation or removal. THE SOUTHWESTERN BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE CLASS II DIRECTOR NOMINEES SET FORTH HEREIN. See "PROPOSAL NUMBER 2 - ELECTION OF CLASS II DIRECTORS."

     Proposal No. 3 - Election of Class III Directors. The Southwestern Board has nominated the persons named elsewhere herein for election as Class III
directors  of   Southwestern,   to  serve  until  the  2004  annual  meeting  of
stockholders or until their earlier death, resignation or removal. THE SOUTHWESTERN BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE CLASS III DIRECTOR NOMINEES SET FORTH HEREIN. See "PROPOSAL NUMBER 3 - ELECTION OF CLASS III DIRECTORS."

     Proposal No. 4 - Ratification of Selection of Independent Public Accountants. The Southwestern Board proposes the ratification of its selection of KPMG as Southwestern's independent public accountants for 2001. THE
SOUTHWESTERN BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF KPMG AS SOUTHWESTERN'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2001. See "PROPOSAL NUMBER 4 - RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS."

Voting at the Annual Meeting

     The presence, either in person or by proxy, at the Annual Meeting of the holders of a majority of the issued and outstanding shares of Common Stock is necessary to constitute a quorum.

     The election of directors will be determined by plurality vote. Votes may be cast for or votes may be withheld from each nominee. Abstentions may not be specified for the election of directors. Therefore, because a single slate of director nominees is being presented, votes that are withheld will be excluded entirely from the vote and will have no effect on the outcome. Approval of Proposal No. 4 (Ratification of Selection of Independent Public Accountants) requires the affirmative vote of at least a majority of the shares of Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote. There is no cumulative voting of the Common Stock.

     At the Annual Meeting, abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum. An abstention with respect to any proposal other than for election of directors will have the effect of a vote against that proposal. A "broker non-vote" will occur with respect to a given proposal when a broker holding shares of Common Stock in street name (i.e., as nominee for the beneficial owner) returns an executed proxy (or voting directions) indicating that the broker does not have discretionary authority to vote on that proposal. Under the rules of the New York Stock Exchange, brokers who hold shares of Common Stock as nominees will have discretionary authority to vote such shares on all matters scheduled to come before the Annual Meeting.

     Proxies will be voted as specified by stockholders. If a stockholder does not return a signed proxy, that stockholder's shares will not be voted. Stockholders are urged to mark the appropriate boxes on the form of proxy enclosed herewith to indicate how their shares are to be voted. If a stockholder returns a signed proxy, but does not indicate how such stockholder's shares are to be voted, the shares represented by the proxy will be voted FOR the adoption of each proposal. The proxy also confers discretionary authority on the attorneys-in-fact named in the accompanying form of proxy to vote the shares of Common Stock represented thereby on any other matter that may properly come before the Annual Meeting, including consideration of a motion to adjourn or postpone the Annual Meeting to another time and/or place.

     Returning a signed proxy will not affect a stockholder's right to attend the Annual Meeting and vote in person. Any stockholder who executes and returns a proxy may revoke such proxy at any time before it is voted by (i) filing with the Corporate Secretary of Southwestern, at or before the Annual Meeting, a written notice of revocation bearing a later date than the proxy, (ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Corporate Secretary of Southwestern at or before the Annual Meeting or (iii) attending the Annual Meeting and voting in person by ballot. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a proxy.

     As of the date of this Proxy Statement, the Southwestern Board does not know of any other matters to be presented for action by stockholders at the Annual Meeting. If, however, any other matters not now known are properly brought before the Annual Meeting, the attorneys-in-fact named in the accompanying proxy will vote upon such matters according to their discretion and best judgment.

Solicitation of Proxies

     In addition to the solicitation of proxies by mail, directors, officers and employees of Southwestern may solicit proxies personally, by telephone, telefax or otherwise, without receiving additional compensation therefor. The expenses of all such solicitations, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by Southwestern. Southwestern, upon request, will reimburse brokers, banks and other nominees for their reasonable out-of-pocket expenses in forwarding proxy materials to beneficial owners of Common Stock.

                              ELECTION OF DIRECTORS

     Southwestern's Amended and Restated Certificate of Incorporation provides that the Southwestern Board shall be divided into three classes at the first meeting of stockholders after June 13, 2000. Membership in such classes is to be as nearly equal in number as possible. The term of office of the initial Class I directors will expire at the 2002 annual meeting of stockholders; the term of office of the initial Class II directors will expire at the 2003 annual meeting of stockholders; and the term of office of the initial Class III directors will expire at the 2004 annual meeting of stockholders, or thereafter when their respective  successors  in  each  case  are  elected  by  the  stockholders  and qualified, subject, however, to prior death, resignation, retirement, disqualification or removal from office for cause. At each succeeding annual meeting of stockholders, the directors elected to succeed those whose terms then expire shall be identified as being of the same class as the directors they succeed and shall be elected for a term expiring at the third succeeding annual meeting of stockholders, or thereafter when their respective successors in each case are elected by the stockholders and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. The term of office for each of Southwestern's current directors expires at the Annual Meeting. The Southwestern Board has nominated each of them for re-election at the Annual Meeting.

                                PROPOSAL NUMBER 1
                          ELECTION OF CLASS I DIRECTORS

         Two persons will be elected at the Annual Meeting to serve as Class I directors, each to hold office for a one-year term expiring at the 2002 annual meeting of stockholders or until such director's successor shall be elected and qualified. See "THE ANNUAL MEETING - Voting at the Annual Meeting."

     Unless authority to vote for one or more of the nominees for Class I director is withheld, shares represented by proxies will be voted FOR the election of the nominees named below, each of whom currently serves as a member of Southwestern's Board of Directors. If at the time of the meeting any of such nominees should be unwilling or unable to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unavailable to serve as a director.

Nominees for Class I Directors for a One-year Term to Expire in 2002

JAMES C. COMIS, III, Age 36

     Mr. Comis has served as a director of Southwestern since June 13, 2000. Since August 1990, he has been a Managing Director of Inverness Management LLC. Through Inverness Management LLC and its affiliates, Mr. Comis has been engaged in sponsoring and investing in private equity transactions since 1990. Mr. Comis is also a director of National-Oilwell, Inc., a manufacturer and distributor of oilfield equipment, and Trico Marine Services, Inc., a provider of marine support vessels to the oil and gas industry.

JOHN T. SHARPE, Age 64

     Mr. Sharpe has served as Vice Chairman of the Southwestern Board of Directors since June 13, 2000. Since 1997 he has been a consultant and currently provides consulting services to Southwestern and other organizations. From September 1995 until December 1996, Mr. Sharpe was Chairman of the Board of Directors of Transport Holdings, Inc., which owned Transport Life Insurance Company. From 1987 until September 1995, Mr. Sharpe was employed by the Travelers Group, Inc. and/or certain of its affiliates and predecessor companies in various executive capacities.

                                PROPOSAL NUMBER 2
                         ELECTION OF CLASS II DIRECTORS

     Two persons will be elected at the Annual Meeting to serve as Class II directors, each to hold office for a two-year term expiring at the 2003 annual meeting of stockholders or until such director's successor shall be elected and qualified. See "THE ANNUAL MEETING - Voting at the Annual Meeting."

     Unless authority to vote for one or more of the nominees for Class II director is withheld, shares represented by proxies will be voted FOR the election of the nominees named below, each of whom currently serves as a member of Southwestern's Board of Directors. If at the time of the meeting any of such nominees should be unwilling or unable to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unavailable to serve as a director.

Nominees for Class II Directors for a Two-year Term to Expire in 2003

FRANK W. HARRISON, SR., Age 66

     Mr. Harrison has served as a director of Southwestern since November 9, 2000. From 1995 to 2000, Mr. Harrison served as Chief Executive Officer and Vice Chairman of TTI Industries, Inc., a manufacturer and seller of pesticide products. From 1986 to 1994, Mr. Harrison served as Chairman of the Board and President of International Research and Securities, Inc., an investments business.

LARRY D. JAYNES, Age 55

     Mr. Jaynes has served as a director of Southwestern since June 13, 2000. From 1997 to present, he has been a Director, President and Chief Executive Officer of Fashion Glass and Mirror, Ltd. From 1989 to 1997, Mr. Jaynes was the managing partner of public accounting firm Jaynes, Reitmeier, Boyd & Therrell. Previously, Mr. Jaynes was employed by KPMG Peat Marwick for 2 years and Main Hurdman for 17 years. Mr. Jaynes is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

                                PROPOSAL NUMBER 3
                         ELECTION OF CLASS III DIRECTORS

     Two persons will be elected at the Annual Meeting to serve as Class III directors, each to hold office for a three-year term expiring at the 2004 annual meeting of stockholders or until such director's successor shall be elected and qualified. See "THE ANNUAL MEETING - Voting at the Annual Meeting."

     Unless authority to vote for one or more of the nominees for Class III director is withheld, shares represented by proxies will be voted FOR the election of the nominees named below, each of whom currently serves as a member of Southwestern's Board of Directors. If at the time of the meeting any of such nominees should be unwilling or unable to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board of Directors has no reason to believe that any of the nominees will be unwilling or unavailable to serve as a director.

Nominees for Class III Directors for a Three-year Term to Expire in 2004

BERNARD RAPOPORT, Age 83

     Mr. Rapoport is the President, Chief Executive Officer and Chairman of the Board of Directors of Southwestern. He was elected Chief Executive Officer and Chairman on June 13, 2000 and has served as President since August 2000. In 1951, Mr. Rapoport founded American Income Life Insurance Company, where he served as President, Chief Executive Officer and Chairman of the Board until September 1999. Since October 1999, Mr. Rapoport has served as Chairman Emeritus of American Income Life Insurance Company. Mr. Rapoport currently has an agreement with Torchmark Corp., which owns American Income Life Insurance Company, to provide political consulting services.

ROBERT N. SHEEHY, JR., Age 40

     Mr. Sheehy has served as a director of Southwestern since June 13, 2000. He is a Managing Director of Inverness Management LLC. Through Inverness Management LLC and its affiliates, Mr. Sheehy has been engaged in sponsoring and investing in private equity transactions since 1996.

                                PROPOSAL NUMBER 4
           RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Southwestern Board has selected KPMG as the independent public accountants of Southwestern for the year 2001. It is anticipated that representatives of KPMG, who also served as Southwestern's independent public accountants for 2000, will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to answer any appropriate questions. Although not required to do so, the Southwestern Board has determined, as a matter of corporate practice, to submit the selection of Southwestern's independent public accountants to the stockholders for their ratification. If the stockholders do not ratify the appointment of KPMG, the Southwestern Board will reconsider its decision to appoint KPMG but reserves the right to affirm such appointment after reconsideration. Even if the stockholders ratify the appointment, the Southwestern Board will retain the discretion to dismiss KPMG as independent public accountants and select new independent accountants for 2001.

     The Southwestern Board recommends that stockholders vote FOR this proposal.

                      COMMITTEES OF THE BOARD OF DIRECTORS

Prior to June 13, 2000

     Until the reorganization of the Company in June 2000, the committees of the Board of Directors consisted of: an Executive Committee composed of David C. Smith and Keith A. Maib; a Compensation Committee composed of Thomas A. Player (Chairman), Allan D. Greenberg, Mr. Smith and Kenneth Roman (who resigned from the Board of Directors on March 1, 2000); an Audit Committee composed of Messrs. Smith (Chairman), Greenberg and Player; a Finance Committee composed of Messrs. Maib (Chairman) and Smith; a Governance (Nominating) Committee composed of Bruce
W. Schnitzer and Mr. Smith; a Compliance  Committee  composed of

Messrs. Player (Chairman) and Greenberg; and a Stock Option Committee composed of Mr. Player. None of these persons continued to serve on the Board of Directors or any committees after the reorganization of the Company was consummated in June 2000.

After June 13, 2000

     In August 2000, the Southwestern Board established a Compensation Committee and an Audit Committee and has maintained those committees to the present date.

                             COMPENSATION COMMITTEE

     The Compensation Committee is composed of three members: John T. Sharpe, who currently serves as Chairman, James C. Comis, III and Bernard Rapoport. The Compensation Committee is responsible for reviewing and approving all salary, bonus and other direct or incentive compensation for each employee of Southwestern and its affiliates, including Southwestern's executive officers, whose total compensation exceeds or will exceed $75,000 per year. The Compensation Committee is responsible for establishing bonus and other incentive compensation plans and for establishing a date and procedures for annual review of performance and compensation of executive officers of Southwestern and its affiliates.

                      REPORT OF THE COMPENSATION COMMITTEE

Compensation Philosophy

     Southwestern's goal is to provide a total compensation package that will enable Southwestern to attract and retain key executives and to promote the long-term success of Southwestern and its subsidiaries by providing appropriate financial incentives to key executives who are in positions to make significant contributions toward such success. The executive compensation program currently consists of a base salary and annual incentive compensation in the form of performance bonuses.

Base Salary and Annual Incentive Compensation

     The Compensation Committee's objective is to maintain executive base salaries that are reflective of the financial performance of Southwestern and the individual executive's experience, responsibility level and performance, and that are competitive with the salary levels of executives at other companies of similar size engaged in the same or similar lines of business. The actual amount of each executive's base salary reflects and is adjusted on a subjective basis for such factors as leadership, commitment, attitude, motivational effect, level of responsibility, prior experience and extraordinary contributions. The
Compensation Committee also oversees the setting of any annual bonus or incentive compensation awarded to executive officers, with the objective of providing appropriate incentives to executive officers to maximize their own and Southwestern's performance. The Compensation Committee does not believe that bonuses can be awarded based on a predetermined formula so the amount of each executive officer's cash bonus is based on a subjective evaluation of many factors, such as performance, leadership, commitment, attitude, motivational effect, level of responsibility, prior experience and extraordinary contributions. The minimum base salary to which Mr. Rapoport, Mr. Little and Mr. Commons, all executive officers of Southwestern, are entitled is specified in their respective employment agreements. See "EMPLOYMENT AGREEMENTS."

Stock Option Awards

     At present, Southwestern has no stock option plan. The Southwestern Board awarded stock options and stock to certain consultants, directors, executive officers and key employees in June 2000 in connection with Southwestern's reorganization and subsequently to induce certain officers and a director to join Southwestern, to enable those persons to participate in the long-term success and growth of Southwestern and provide an appropriate incentive for performance.

Compensation of the Chief Executive Officer

     Under the terms of his employment agreement, Mr. Rapoport receives an annual base salary of $200,000. This base salary is subject to annual review and potential increase by the Board of Directors. Mr. Rapoport is also entitled to receive a bonus based upon executive performance and operating results during each year. Given that Southwestern's reorganization was completed at midyear, Mr. Rapoport was not awarded a bonus for 2000. See "EMPLOYMENT AGREEMENTS."

Compensation of the Former Chief Executive Officer

     In January 2000, as a result of the sale of the Company's Waco, Texas operations and the then pending sale of the Company's Dallas, Texas operations, Keith A. Maib, the Company's President and Chief Executive Officer, became entitled to terminate his employment agreement dated July 1, 1998 for good reason (as defined in the employment agreement). As a result, a severance payment of $3,403,467, the amount of which was determined by reference to base salary, bonus and benefits, was paid to Mr. Maib under his employment agreement. The Company determined, however, that the continued employment of Mr. Maib as its chief executive officer was crucial to the successful implementation and consummation of the Company's planned Chapter 11 bankruptcy proceeding and related events. Therefore, on January 28, 2000, the Company and Mr. Maib entered into agreements under which Mr. Maib was entitled to receive an annual base salary of $250,000 and a performance bonus not to exceed $300,000. Upon termination of Mr. Maib's employment in connection with the reorganization of the Company in June 2000, the Company paid him base salary accrued through the date of such termination and did not pay any bonus.

         Respectfully submitted:

            John T. Sharpe
            James C. Comis, III
            Bernard Rapoport

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     From January 1, 2000 to June 13, 2000, the Compensation Committee was composed of Thomas A. Player, Allan D. Greenberg and David C. Smith. None of them were officers or employees of the Company or had any relationship otherwise requiring disclosure under this section.

     After  the  Company's   reorganization  in  June  2000,  Bernard  Rapoport,
President, Chief Executive Officer and Chairman of the Board of Southwestern, John T. Sharpe, the Vice Chairman of the Board and a consultant to Southwestern, and James C. Comis, III served on the Compensation Committee.

     John T. Sharpe and Southwestern have entered into a consulting agreement. See "DIRECTOR COMPENSATION - After June 13, 2000."

     In connection with the reorganization of the Company, Inverness/Phoenix Capital, LLC and its affiliates agreed to purchase up to 85.7% of the shares of Common Stock not otherwise subscribed for by the holders of existing preferred stock of the Company pursuant to a rights offering. In connection therewith, Inverness/Phoenix Capital, LLC and its affiliates were paid an underwriting commitment fee of $1,178,571 in cash. James C. Comis, III, may be considered a controlling person of Inverness/Phoenix Capital, LLC and its affiliates. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT."

                                 AUDIT COMMITTEE

     The Audit Committee is composed of three members: Larry D. Jaynes, who currently serves as Chairman, Frank W. Harrison, Sr. and Robert N. Sheehy, Jr. Messrs. Jaynes and Harrison are independent directors, as that term is defined in Marketplace Rule 4200 of the rules of the National Association of Securities Dealers, Inc. ("NASD"). The Board of Directors believes that Mr. Sheehy, a
Managing Director of Inverness Management L.L.C., which is a member of Southwestern's largest stockholder group, also qualifies as an independent director, but acknowledges that a contrary conclusion was reached by Nasdaq analysts in connection with Southwestern's application for listing of the Common Stock on the Nasdaq National Market during 2000. NASD Marketplace Rule 4350(d)(2)(B) permits one director who is not an independent director, as defined in NASD Marketplace Rule 4200, and who is not a current employee of Southwestern or an immediate family member of such employee, to be appointed to the Audit Committee if the Board of Directors, under exceptional and limited circumstances, determines that membership on the Audit Committee by that individual is required by the best interests of Southwestern and its stockholders and if Southwestern otherwise complies with the requirements of such Rule. In November 2000, the Board of Directors determined that it is in the best interests of Southwestern and its stockholders for Mr. Sheehy, who is a trained and experienced financial analyst knowledgeable in accounting matters and who has played and continues to play a key role as a member of the Audit Committee, to continue to serve as a member of the Audit Committee pursuant to the exception provided by NASD Marketplace Rule 4350(d)(2)(B).

     The Audit Committee provides assistance to the Board of Directors in fulfilling its oversight responsibility to stockholders, potential stockholders, the investment community, and others relating to Southwestern's financial statements and financial reporting process, systems of internal accounting and financial controls and internal audit function, the annual independent audit of Southwestern's financial statements, and any legal compliance and ethics programs established by management and the Board of Directors. In August 2000, the Board of Directors approved and adopted a written Charter of the Audit Committee, which is attached to this Proxy Statement as Appendix A.

                          REPORT OF THE AUDIT COMMITTEE

     In discharging its oversight responsibilities regarding the audit process, the Audit Committee reviewed and discussed Southwestern's audited consolidated financial statements for the year ended December 31, 2000 with management and KPMG, Southwestern's independent public accountants. The Audit Committee reviewed and discussed with KPMG all matters required by generally accepted auditing standards, including Statement on Auditing Standards No. 61. The Audit Committee received the written disclosures and the letter from KPMG required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with KPMG any relationships which might impair that firm's independence from management and Southwestern and satisfied itself as to KPMG's independence.

     Based upon these reviews and discussions, the Audit Committee recommended to the Board of Directors that Southwestern's audited consolidated financial statements be included in Southwestern's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 filed with the Securities and Exchange Commission.

         Respectfully submitted:

            Larry D. Jaynes
            Frank W. Harrison, Sr.
            Robert N. Sheehy, Jr.

                         BOARD AND COMMITTEE ATTENDANCE

Prior to June 13, 2000

     The Company's Board of Directors met nine times from January 1, 2000 to June 12, 2000. The Audit Committee met four times, the Compensation Committee met four times, and the Finance Committee met once during that period.

After June 13, 2000

     Southwestern's Board of Directors met four times from June 13, 2000 to December 31, 2000. The Audit Committee met two times during that period. The Compensation Committee did not meet in 2000, but met once in April 2001. Each of Southwestern's incumbent directors attended at least 75% of the aggregate number of regular and special meetings of the Southwestern Board and applicable committees which were held in 2000 during their tenure.

                              DIRECTOR COMPENSATION

Prior to June 13, 2000

     Prior to the reorganization of the Company in June 2000, directors who were not officers or salaried employees of the Company ("Non-Employee Directors") received a fee of $2,000 for each meeting of the Board of Directors attended. Each Non-Employee Director who was a member of a committee of the Board of Directors also received a fee of $1,000 for each meeting of such committee at which such director was present. Directors were entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. Each Non-Employee Director received an annual retainer of $30,000 and also received an annual retainer of $5,000 for each committee chaired. Mr. Smith, who was a Non-Employee Director, received compensation of $91,667 for his services as Chairman of the Board during 2000.

After June 13, 2000

     Since the reorganization of the Company in June 2000, directors of Southwestern are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board of Directors or committees thereof. In addition, each Non-Employee Director receives a fee of $1 for each meeting of the Board of Directors at which such director is present and also receives a fee of $1 for each meeting attended of any committee of which he is a member. Directors do not receive fees for the execution of written consents in lieu of meetings of the Board of Directors or committees.

     John T. Sharpe and Southwestern entered into a Consulting Agreement for a term of one year commencing on June 13, 2000. This agreement will automatically renew for an additional one-year term on subsequent anniversary dates unless either Southwestern or Mr. Sharpe elects to terminate. Mr. Sharpe is paid a monthly consulting fee of $9,000, and Southwestern reimburses Mr. Sharpe monthly for (i) rent, telephone expenses, insurance expenses and electrical expenses not to exceed $3,500 per month, and (ii) up to $3,900 per month for an administrative assistant. These expense reimbursements will not be paid after January 31, 2003.

     Pursuant to stock option agreements, John T. Sharpe has the right to acquire 170,000 shares of Common Stock at a purchase price of $12.50 and 10,600 shares of Common Stock at a purchase price of $15.00. Mr. Sharpe may exercise all or any portion of these options at any time and from time to time prior to their expiration on June 13, 2010 and June 16, 2010, respectively.

     Pursuant to a stock option agreement, Frank W. Harrison, Sr. has the right to acquire 10,000 shares of Common Stock at a purchase price of $13.25. Mr. Harrison may exercise all or any portion of these options at any time and from time to time prior to their expiration on November 9, 2010.

     Pursuant to a Stock Option Agreement, Larry D. Jaynes has the right to acquire 50,000 shares of Common Stock at a purchase price of $15.00. Mr. Jaynes may exercise all or any portion of these options at any time and from time to time prior to their expiration on June 16, 2010.

     In connection with the  reorganization  of the Company in June 2000, Robert
N. Sheehy, Jr. received 500 shares of Common Stock.

                    SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
                              OWNERS AND MANAGEMENT

Beneficial Ownership

     The following table sets forth, as of April 6, 2001, the ownership of the outstanding shares of Common Stock, in both absolute and percentage terms, of
(i) persons known by Southwestern to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) all directors of Southwestern, (iii) the Chief Executive Officers during 2000, the other most highly compensated executive officers of Southwestern who received more than $100,000 in salary and bonus in 2000 and held positions as executive officers on December 31, 2000, and two former executive officers who served as executive officers during the year but were not executive officers as of December 31, 2000, and (iv) the executive officers and directors of Southwestern as a group.

        ....................................................... ....................... .......................
                 NAME AND ADDRESS OF BENEFICIAL OWNER              NUMBER OF SHARES        PERCENT OF CLASS
                                                                 BENEFICIALLY OWNED (1)
        ....................................................... ....................... .......................
        James C. Comis, III (2)                                              3,071,695                   33.9%
          c/o Inverness Management I LLC
          660 Steamboat Road
          Greenwich, Connecticut 06830
        ....................................................... ....................... .......................
        W. McComb Dunwoody (2)                                               3,071,695                   33.9%
           660 Steamboat Road
           Greenwich, Connecticut 06830
        ....................................................... ....................... .......................
        Phoenix Investment Partners, Ltd. (2)                                3,071,695                   33.9%
          56 Prospect Street
          Hartford, Connecticut 06115
        ....................................................... ....................... .......................
        Phoenix Home Life Mutual Insurance Company (2)                         530,257                    5.9%
          One American Row
          Hartford, Connecticut 06115
        ....................................................... ....................... .......................
        Inverness Group (2)                                                  3,071,695                   33.9%
          c/o Inverness Management I LLC
          660 Steamboat Road
          Greenwich, Connecticut 06830
        ....................................................... ....................... .......................
        Bernard Rapoport (3)                                                 1,900,000                   20.3%
          510 Valley Mills Drive, Suite 504
          Waco, Texas 76710
        ....................................................... ....................... .......................
        Joshua G. Welch (4)                                                  1,242,000                   13.7%
          230 Park Avenue, 7th Floor
          New York, New York 10169
        ....................................................... ....................... .......................
        Vicuna Capital I LP (4)                                                988,970                   10.9%
           230 Park Avenue, 7th Floor
           New York, New York 10169
        ....................................................... ....................... .......................
        Hanawalt Associates, LLC (5)                                           525,900                    5.8%
           153 East 53rd Street, 43rd Floor
           New York, New York 10022
        ....................................................... ....................... .......................
        John T. Sharpe (6)                                                     420,600                    4.5%
        ....................................................... ....................... .......................
        Frank W. Harrison, Sr. (7)                                              11,000                       *
        ....................................................... ....................... .......................
        Larry D. Jaynes (8)                                                     50,000                       *
        ....................................................... ....................... .......................
        Robert N. Sheehy, Jr. (9)                                                  500                       *
        ....................................................... ....................... .......................
        David A. Commons                                                             0                       *
        ....................................................... ....................... .......................
        David. B. Little                                                        10,000                       *
        ....................................................... ....................... .......................
        Jana G. Sappenfield (8)                                                 95,000                    1.0%
        ....................................................... ....................... .......................
        Directors and Executive Officers as a Group (9)                      5,558,795                   57.3%
        ....................................................... ....................... .......................
* Represents less than 1%

-----------------
(1) Unless otherwise noted, beneficial owners have sole voting and investment power.

(2) James C. Comis, III ("Comis") and W. McComb Dunwoody ("Dunwoody") are controlling members of certain limited liability companies that have indirect interests in four entities that directly own shares of Common
     Stock: Inverness/Phoenix Capital LLC (the "General Partner") (8,000 shares); Brown's Dock, LLC ("Brown's Dock") (530,257 shares); and Inverness/Phoenix Partners, LP (the "Fund") and Executive Capital Partners I, L.P. (the "Executive Fund") (collectively, 2,533,438 shares). The relationships among these individuals and entities and certain intermediate entities are as follows: (i) the General Partner both owns shares directly and is the general partner of the Fund and the Executive Fund; (ii) DCPM Holdings, Inc. ("DCPM") is a member of the General Partner; (iii) Phoenix Home Life Mutual Insurance Company ("Phoenix") is a member of Brown's Dock;
     (iv) Phoenix Investment Partners, Ltd. ("PXP") is a member of Brown's Dock and owns all of the outstanding stock of DCPM; (v) Inverness Management Fund I LLC ("Inverness") is a member of Brown's Dock and is a member of the General Partner; (vi) WMD LLC ("WMD") is a controlling member of Inverness;
     (vii) Dunwoody is a controlling member of WMD; (viii) J.C. Comis LLC ("JCC") is a controlling member of Inverness; and (ix) Comis is a controlling member of JCC. Brown's Dock, the Fund, the Executive Fund, DCPM, Phoenix, PXP, Inverness, WMD, JCC, Dunwoody and Comis may be deemed to constitute a "group" (the "Inverness Group") for purposes of Section 13(d)(3) of the Act. The foregoing information is taken from a Schedule 13D filed August 23, 2000.

(3)  Includes 300,000 shares which may be acquired upon the exercise of options.

(4) Mr. Welch is managing member of Vicuna Partners LLC, which is in turn the general partner in each of Vicuna Capital I L.P. ("Capital") and WNP Investment Partnership, L.P. ("WNP"). Capital and WNP own 988,970 shares and 251,030 shares of Common Stock, respectively. Mr. Welch is also managing member of Vicuna Advisors LLC, which is the investment advisor to Capital and WNP. The foregoing information is taken from a Schedule 13D filed October 12, 2000.

(5) Hanawalt Associates, LLC is the general partner in several limited partnerships that own in the aggregate 525,900 shares of Common Stock. Hanawalt disclaims beneficial ownership of such shares. The foregoing information is taken from a Schedule 13D filed February 14, 2001.

(6) Mr. Sharpe beneficially owns 240,000 shares of common stock currently held in the name of SLM Investment, LP, Sharpe Taylor Investments, Ltd. and JTS Family Limited Partnership #14. Includes 180,600 shares which may be acquired upon the exercise of options.

(7) Mr. Harrison has shared voting power and shared investment power as to 1,000 shares of common stock held in the name of his wife, Elizabeth Ann Harrison. Includes 10,000 shares which may be acquired upon the exercise of options.

(8)  Represents shares which may be acquired upon the exercise of options.

(9) Includes a total of 635,600 shares which may be acquired upon the exercise of options and 3,071,695 shares attributable to Mr. Comis (see note 2).

Change of Control

     On June 13, 2000, the Company (formerly PennCorp Financial Group, Inc.) consummated a plan of reorganization (the "Plan") under chapter 11 of the United States Bankruptcy Code. The Plan was confirmed by the United States Bankruptcy Court for the District of Delaware on June 5, 2000. The Company entered bankruptcy proceedings in connection with an agreement between the Company and Reassure America Life Insurance Company, an indirect U.S. subsidiary of Swiss Re Insurance Company ("Swiss Re"). During the course of these proceedings, a group of investors consisting of Inverness/Phoenix Capital LLC ("Inverness/Phoenix"), Vicuna Advisors, L.L.C. ("Vicuna Advisors"), Bernard Rapoport and John T. Sharpe submitted a recapitalization offer that the Company determined was superior to the Swiss

Re agreement. The Company determined to terminate the Swiss Re agreement (causing payment of a $6,000,000 termination fee by the Company to Swiss Re) and adopt the Plan, which was based upon the second recapitalization offer.

     All shares of the Company's existing common stock were cancelled without consideration to the holders under the Plan.

     Holders of the Company's existing $3.375 Convertible Preferred Stock and $3.50 Series II Preferred Stock (collectively, the "Preferred Stock") received an aggregate 5,175,000 shares of new Common Stock on a share-for-share basis in exchange for all of the outstanding shares of Preferred Stock. These shares represented 57.3% of the outstanding Common Stock following the recapitalization. Holders of the Preferred Stock also received rights to purchase .3787 shares of the new Common Stock at a price of $12.50 per share for each share of Preferred Stock held; the 1,960,000 shares subject to the rights represented 21.6% of the outstanding Common Stock following the recapitalization. In connection with this rights offering, Inverness/Phoenix and Vicuna Advisors agreed to purchase any shares not subscribed. The obligations under the standby purchase agreement were allocated 85.7% to Inverness/Phoenix and 14.3% to Vicuna Advisors. Inverness/Phoenix and its affiliates ultimately purchased 1,227,563 shares of new Common Stock in the rights offering and Vicuna Advisors and its affiliates purchased 301,670 shares. The remaining 430,767 shares were purchased by other holders of the Preferred Stock. Inverness/Phoenix and its affiliates owned approximately 30% of the outstanding Preferred Stock immediately prior to the consummation of the Plan. Inverness/Phoenix and Vicuna Advisors received $1,178,571 and $196,429, respectively, in underwriting commitment fees.

     The Company issued 1,600,000 shares of Common Stock to Mr. Bernard Rapoport, the Company's new Chairman and Chief Executive Officer, for an aggregate purchase price of $20,000,000, paid from personal funds, representing 18% of the outstanding Common Stock following the recapitalization. The Company issued 240,000 shares of Common Stock to certain family partnerships controlled by John T. Sharpe, the Company's new Vice-Chairman, for an aggregate purchase price of $3,000,000, paid from personal funds, representing 3% of the outstanding Common Stock following the recapitalization. The agreements between the Company and Messrs. Rapoport and Sharpe contained certain indemnifications by the Company and provided for registration rights with respect to the shares of Common Stock issued under the agreements.

     The Company awarded 60,000 shares of Common Stock to certain executive officers pursuant to their employment agreements, awarded 24,000 shares of Common Stock to William McCormick, a consultant, and granted options to purchase 585,000 shares of Common Stock at $12.50 per share to certain consultants, officers, directors and employees of the Company, including options to acquire 170,000 shares granted to Mr. Sharpe and options to acquire 225,000 shares granted to Mr. Rapoport. The Company entered into a consulting agreement with Mr. Sharpe. See "COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION" for more information on the consulting agreement.

     In total, the Company issued 9,059,000 shares of Common Stock in the recapitalization pursuant to the Plan, and all outstanding shares of the Preferred Stock and shares of the Company's existing common stock were cancelled pursuant to the Plan.

     The table below depicts the percentage of voting securities of Southwestern now beneficially owned directly or indirectly by the persons and entities who acquired control of Southwestern pursuant to the Plan.

                      HOLDER                 PERCENTAGE OWNERSHIP

                  Inverness Group                     34%
                 Bernard Rapoport                     18%
                   Vicuna Group                       14%
                    John Sharpe                       3%

     See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT" above for more information regarding ownership among the individuals and entities participating in the Plan.

     In addition, pursuant to the Plan the Company entered into a new senior secured revolving credit agreement with ING (U.S.) Capital, LLC and certain other lenders pursuant to which the Company may borrow up to

$95,000,000. The features of the credit agreement include the availability of a $15,000,000 revolving loan and a $80,000,000 term loan with interest rates that vary with designated market reference interest rates. Loans made under the credit agreement are secured by the Company's pledge of the stock of certain of its subsidiaries. The Company used $81,000,000 of loan proceeds from this credit facility and approximately $100,000,000 in cash to repay all outstanding amounts owing under its existing senior credit agreement and its 9.25% senior subordinated notes due 2003 as part of its recapitalization pursuant to the Plan.

                               EXECUTIVE OFFICERS

     In addition to Mr. Rapoport, who also serves as a director, Jana G. Sappenfield, James L. Young, David A. Commons and David B. Little serve as executive officers of Southwestern.

JANA G. SAPPENFIELD, Age 47
  Executive Vice President and Chief Operating Officer

     Ms. Sappenfield joined Southwestern as a consultant in May 2000 and was elected as Executive Vice President and Chief Operating Officer of Southwestern on August 7, 2000. From 1997 to May 2000, Ms. Sappenfield was the Executive Vice President and Chief Operating Officer of Payroll Transfers, Inc. For ten years prior to 1997, Ms. Sappenfield was employed by Transport Life Insurance Company in various executive officer capacities. Ms. Sappenfield has approximately 13 years of experience in the life and health insurance industry.

JAMES L. YOUNG, Age 40
  Senior Vice President, General Counsel and Assistant Secretary

     Mr. Young joined Southwestern in July 2000 as Vice President, General Counsel and Assistant Secretary. On November 9, 2000, Mr. Young was promoted to Senior Vice President. From April 1997 to July 2000, Mr. Young served as Vice President and Associate General Counsel of Conseco Inc. and subsidiaries. From December 1995 to April 1997, Mr. Young served as Assistant Vice President and Corporate Counsel of Transport Holdings, Inc. and its principal subsidiary Transport Life Insurance Company. Prior to December 1995, Mr. Young served as an executive officer and legal counsel with a number of life and health insurance companies and engaged in the private practice of law with two major law firms.

DAVID A. COMMONS, Age 47
  Senior Vice President and Chief Financial Officer

     Mr. Commons was elected Senior Vice President and Chief Financial Officer of Southwestern on June 13, 2000. Prior to his election, Mr. Commons held various executive officer positions with Southwestern and its affiliates since 1992. Mr. Commons is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. Mr. Commons worked as an independent auditor for 15 years for public accounting firms Martin
W. Cohen & Company and Coopers & Lybrand prior to joining Southwestern.

DAVID B. LITTLE, Age 49
  Senior Vice President and Chief Administrative Officer

     Mr. Little was elected Senior Vice President and Chief Administrative Officer of Southwestern on June 13, 2000. Since January 1998, Mr. Little has served as Senior Vice President and Chief Information Officer of Southwestern's service subsidiary. From September 1996 to November 1997, Mr. Little served as Vice President and Chief Information Officer of Zurich Kemper Life Insurance Company. From October 1995 to September 1996, Mr. Little was the Director of Outsourcing for Policy Management Systems Corporation.

                             EXECUTIVE COMPENSATION

Summary of Executive Compensation

     The following table sets forth, for 1998, 1999 and 2000, the cash compensation as well as certain other compensation paid to or earned by (i) the Chief Executive Officers during 2000, (ii) the other most highly compensated executive officers of Southwestern who received more than $100,000 in salary and bonus in 2000 and held positions as executive officers on December 31, 2000, and (iii) two former executive officers who served as executive officers during the year but were not executive officers as of December 31, 2000 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

------------------------------- ------- ----------------------------------- --------------------------------------------------------
  NAME AND PRINCIPAL POSITION    YEAR          ANNUAL COMPENSATION                           LONG-TERM COMPENSATION
------------------------------- ------- ----------------------------------- --------------------------------------------------------
                                         SALARY    BONUS     OTHER ANNUAL              AWARDS               PAYOUTS     ALL OTHER
                                                             COMPENSATION                                              COMPENSATION
                                          ($)       ($)          ($)                                                       ($)
------------------------------- ------- --------- --------- --------------- ------------- ---------------- ---------- --------------
                                                                             RESTRICTED     SECURITIES     LTIP
                                                                            STOCK AWARDS    UNDERLYING
                                                                                ($)        OPTIONS/SARS     PAYOUTS
                                                                                                (#)           ($)
------------------------------- ------- --------- --------- --------------- ------------- ---------------- ---------- --------------

Bernard Rapoport -               2000    110,641      ----          82,769          ----          300,000       ----            ----
President and Chief Executive    1999       ----      ----            ----          ----             ----       ----            ----
  Officer (1)                    1998       ----      ----            ----          ----             ----       ----            ----
------------------------------- ------- --------- --------- --------------- ------------- ---------------- ---------- --------------
Keith A. Maib -
  President, Chief Executive     2000    138,252      ----            ----          ----             ----       ----       3,412,688
  Officer and Chief              1999    499,992   545,000            ----          ----             ----       ----          68,234
  Operating Officer (2)          1998    235,641   600,000            ----          ----          600,000       ----         268,426
------------------------------- ------- --------- --------- --------------- ------------- ---------------- ---------- --------------
Jana G. Sappenfield -            2000    173,528    28,125           7,266          ----           95,000       ----          24,744
Executive Vice President and     1999       ----      ----            ----          ----             ----       ----            ----
  Chief Operating Officer (3)    1998       ----      ----            ----          ----             ----       ----            ----
------------------------------- ------- --------- --------- --------------- ------------- ---------------- ---------- --------------
David A. Commons -               2000    145,833   100,000            ----          ----           15,000       ----          11,083
  Senior Vice President and      1999    138,750   100,013            ----          ----             ----       ----           5,932
  Chief Financial Officer (4)    1998    135,000    50,750            ----          ----             ----       ----           7,880
------------------------------- ------- --------- --------- --------------- ------------- ---------------- ---------- --------------
David B. Little -
  Senior Vice President and      2000    180,834   406,154            ----          ----           15,000       ----          10,482
  Chief Administrative Officer   1999    175,000   206,500            ----          ----             ----       ----           5,319
(5)                              1998    173,333    98,206            ----          ----             ----       ----           6,847
------------------------------- ------- --------- --------- --------------- ------------- ---------------- ---------- --------------
James P. McDermott -             2000    119,678      ----         179,743          ----             ----       ----       3,195,495
  Executive Vice President and   1999    400,008   575,000            ----          ----             ----       ----           5,633
  Chief Financial Officer (6)    1998    337,083   677,000            ----          ----          475,817       ----          17,388
------------------------------- ------- --------- --------- --------------- ------------- ---------------- ---------- --------------
Scott D. Silverman -             2000    115,568      ----         264,608          ----             ----       ----       3,347,301
  Executive Vice President,      1999    400,008   575,000            ----          ----             ----       ----           5,873
  Chief Administrative Officer,  1998    337,821   727,000            ----          ----          475,000       ----          17,388
  General Counsel and
  Secretary (7)
------------------------------- ------- --------- --------- --------------- ------------- ---------------- ---------- --------------

     --------------
     (1) Mr. Rapoport was elected Chairman of the Board and Chief Executive Officer of Southwestern on June 13, 2000 and President on August 7, 2000. Mr. Rapoport's "Other Annual Compensation" consists of payments for costs and expenses related to rent, office supplies and expenses, a personal driver and $21,904 for secretarial support pursuant to his Executive Stock and Employment Agreement.

     (2) Mr. Maib's employment was terminated in connection with the reorganization of the Company on June 13, 2000. Mr. Maib's "All Other Compensation" for 2000 consists of $3,403,467 for severance under an employment agreement dated July 1, 1998, $8,948 for matching and profit sharing contributions made on his behalf pursuant to the Company's 401(k) retirement and profit sharing plan and $273 for insurance premiums paid by the Company.

     (3) Ms. Sappenfield was elected Executive Vice President and Chief Operating Officer of Southwestern on August 7, 2000. Ms. Sappenfield's "Salary" includes $93,144 in consulting fees paid prior to her joining Southwestern. Ms. Sappenfield's "All Other Compensation" consists of $12,137 for moving expenses, $3,117 for auto rental expenses, $7,855 for apartment rent, $757 for miscellaneous living expenses, $668 for miscellaneous moving expenses and $210 for insurance premiums paid by Southwestern.

     (4) Mr. Commons' "All Other Compensation" for 2000 consists of $9,900 for matching and profit sharing contributions made on his behalf pursuant to the Southwestern 401(k) retirement and profit sharing plan and $1,183 for life insurance premiums paid by Southwestern.

     (5) Mr. Little's "Bonus" for 2000 consists of a $46,154 prorated bonus and a $78,330 special bonus pursuant to his employment agreement; guaranteed bonuses of $78,330 and $78,340 payable on June 13, 2001 and June 13, 2002, respectively, if Mr. Little is employed with Southwestern on such dates; and a $125,000 stock award. Mr. Little's "All Other Compensation" for 2000 consists of $9,900 for matching and profit sharing contributions made on his behalf pursuant to the Southwestern 401(k) retirement and profit sharing plan and $582 for insurance premiums paid by Southwestern.

     (6) Mr. McDermott's employment was terminated in connection with the reorganization of the Company on June 13, 2000. Mr. McDermott's "Other Annual Compensation" for 2000 consists of payments to outside consultants for personal legal and tax consulting and $177,743 for reimbursement of taxes payable on personal loans forgiven. Mr. McDermott's "All Other Compensation" for 2000 consists of $2,983,336 for severance under an employment agreement dated May 22, 1998, $202,050 for forgiveness of principal and interest on personal loans, $9,900 for matching and profit sharing contributions made on his behalf pursuant to the Company's 401(k) retirement and profit sharing plan, and $209 for insurance premiums paid by the Company. Does not include any amounts relating to a non-recourse loan made to Mr. McDermott in 1997 in the principal amount of $310,380 for the purchase of 10,000 shares of Company common stock. The shares were surrendered to the Company in February 2000 in full satisfaction of the outstanding principal and interest which accrued at the rate of 6.23% per annum.

     (7) Mr. Silverman's employment was terminated in connection with the reorganization of the Company on June 13, 2000. Mr. Silverman's "Other Annual Compensation" for 2000 consists of payments to outside consultants for personal legal and tax consulting and $263,608 for reimbursement of taxes payable on personal loans forgiven. Mr. Silverman's "All Other Compensation" for 2000 consists of $3,062,930 for severance under an employment agreement dated May 22, 1998, $276,020 for forgiveness of principal and interest on personal loans, $8,118 for matching and profit sharing contributions made on his behalf pursuant to the Company's 401(k) retirement and profit sharing plan, and $233 for insurance premiums paid by the Company. Does not include any amounts relating to a non-recourse loan made to Mr. Silverman in 1997 in the principal amount of $310,380 for the purchase of 10,000 shares of Company common stock. The shares were surrendered to the Company in February 2000 in full satisfaction of the outstanding principal and interest which accrued at the rate of 6.23% per annum.

     The following table shows options granted to the Named Executive Officers during the fiscal year ended December 31, 2000. There were no stock appreciation rights ("SARs") granted in 2000.

                            OPTION/SAR GRANTS IN 2000

      ----------------------- ---------------------------------------------------------------- --------------
               NAME                                  INDIVIDUAL GRANTS                          GRANT DATE
                                                                                                  PRESENT
                                                                                               VALUE (4)($)
      ----------------------- ---------------------------------------------------------------- --------------
                                NUMBER OF       % OF TOTAL     EXERCISE/BASE     EXPIRATION
                                SECURITIES     OPTIONS /SARS
                                UNDERLYING      GRANTED TO
                               OPTIONS/SARS    EMPLOYEES IN
                               GRANTED (#)      FISCAL YEAR     PRICE ($/SH)        DATE
      ----------------------- --------------- ---------------- --------------- --------------- --------------
      Bernard Rapoport (1)           225,000            25.3%           12.50   June 13, 2010      1,099,755
                                      75,000             8.4%           15.00   June 16, 2010        439,897
      ----------------------- --------------- ---------------- --------------- --------------- --------------
      Keith A. Maib                     ----             ----            ----            ----           ----
      ----------------------- --------------- ---------------- --------------- --------------- --------------
      Jana G. Sappenfield (2)         21,000             2.4%           12.50   June 13, 2010        162,531
                                      74,000             8.3%           13.00  August 7, 2010        422,292
      ----------------------- --------------- ---------------- --------------- --------------- --------------
      David A. Commons (3)            15,000             1.7%           12.50   June 13, 2010         99,831
      ----------------------- --------------- ---------------- --------------- --------------- --------------
      David B. Little (3)             15,000             1.7%           12.50   June 13, 2010         99,831
      ----------------------- --------------- ---------------- --------------- --------------- --------------
      James P. McDermott                ----             ----            ----            ----           ----
      ----------------------- --------------- ---------------- --------------- --------------- --------------
      Scott D. Silverman                ----             ----            ----            ----           ----
      ----------------------- --------------- ---------------- --------------- --------------- --------------

          ---------------
          (1) On June 13, 2000, Mr. Rapoport was granted 225,000 options, which were exercisable on the date of grant, and on June 16, 2000, Mr. Rapoport was granted 75,000 options, which were exercisable on the date of grant.

          (2) On June 13, 2000, Ms. Sappenfield was granted 21,000 options, which were exercisable on the date of grant, and on August 7, 2000, Ms. Sappenfield was granted 74,000 options, which were exercisable on the date of grant.

          (3) Amount represents a single grant on June 13, 2000. The options become exercisable in increments of 20%, 50% and 100% on the second, third and fourth grant date anniversaries, respectively.

          (4) Based on the Black-Scholes option pricing model adapted for use in valuing stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. There is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model. Assumptions used in calculating grant date present value under the Black-Scholes model include weighted average risk-free interest rate, weighted average dividend yields, volatility factors and weighted average expected life from date of grant. The fair value of each option grant is estimated on the date of grant using the following weighted average assumptions for 2000: weighted average risk-free interest rate of 6.01%; weighted average dividend yields of 0%; volatility factors of .47%; and weighted average expected life of
               3.9 years from grant date.

                     AGGREGATED OPTION EXERCISES IN 2000 AND
                      DECEMBER 31, 2000 SAR/ OPTION VALUES

--------------------- -------------- ------------ ---------------------------------- -------------------------------
        NAME                                       NUMBER OF SECURITIES UNDERLYING        VALUE OF UNEXERCISED
                                                     UNEXERCISED OPTIONS/SARS AT      IN-THE-MONEY OPTIONS/SARS AT
                                                        DECEMBER 31, 2000 (#)           DECEMBER 31, 2000 ($)(1)
--------------------- -------------- ------------ ---------------------------------- -------------------------------
                         SHARES         VALUE      EXERCISABLE     UNEXERCISABLE     EXERCISABLE    UNEXERCISABLE
                       ACQUIRED ON    REALIZED
                      EXERCISE (#)       ($)
--------------------- -------------- ------------ -------------- ------------------- ------------- -----------------
Bernard Rapoport          ----          ----         300,000            ----           168,750           ----
--------------------- -------------- ------------ -------------- ------------------- ------------- -----------------
Keith A. Maib             ----          ----          ----              ----             ----            ----
--------------------- -------------- ------------ -------------- ------------------- ------------- -----------------
Jana G. Sappenfield       ----          ----          95,000            ----            34,250           ----
--------------------- -------------- ------------ -------------- ------------------- ------------- -----------------
David A. Commons          ----          ----          ----             15,000            ----           11,250
--------------------- -------------- ------------ -------------- ------------------- ------------- -----------------
David B. Little           ----          ----          ----             15,000            ----           11,250
--------------------- -------------- ------------ -------------- ------------------- ------------- -----------------
James P. McDermott        ----          ----          ----              ----             ----            ----
--------------------- -------------- ------------ -------------- ------------------- ------------- -----------------
Scott D. Silverman        ----          ----          ----              ----             ----            ----
--------------------- -------------- ------------ -------------- ------------------- ------------- -----------------

          ---------------
          (1) Represents the market price for the shares of Southwestern's Common Stock on December 29, 2000 of $13.25 less the exercise price for all exercisable and unexercisable options for which the exercise price is less than such market price.

                              EMPLOYMENT AGREEMENTS

Former Executive Officers

     In January 2000, as a result of the sale of the Company's Waco, Texas operations and the then pending sale of the Company's Dallas, Texas operations, Messrs. Maib, McDermott and Silverman became entitled to terminate their employment agreements dated July 1, 1998, May 22, 1998 and May 22, 1998, respectively, for good reason (as defined in their employment agreements). As a result, the amounts of $3,403,467, $2,983,336 and $3,062,930 were paid to
Messrs. Maib, McDermott and Silverman, respectively, as severance under their employment agreements.

     The Company determined, however, that the continued employment of Messrs. Maib, McDermott and Silverman was crucial to the successful implementation and consummation of the Company's planned chapter 11 bankruptcy proceeding and related events. Therefore, on January 28, 2000, the Company and Messrs. Maib, McDermott and Silverman entered into agreements under which they were entitled to receive an annual base salary of $250,000, $200,000 and $200,000, respectively, and a performance bonus not to exceed $300,000, $200,000 and $200,000, respectively. Upon the termination of Messrs. Maib, McDermott and Silverman in connection with the reorganization of the Company in June 2000, the Company paid each his base salary and any earned and unused vacation accrued through the date of such termination and did not pay any bonuses.

Bernard Rapoport

     On June  13,  2000,  Southwestern  entered  into  an  Executive  Stock  and
Employment Agreement with Mr. Rapoport. Under the terms of this employment agreement, Mr. Rapoport is entitled to receive a minimum annual base salary of $200,000 per year and a bonus based upon executive performance and Southwestern's operating results during each year. The agreement provides that Southwestern will reimburse Mr. Rapoport for the costs and expense of maintaining an office in Waco, Texas (including rent, secretarial support, a personal driver and utilities) up to a maximum of $150,000 per annum. The agreement continues until Mr. Rapoport's employment terminates.

     Southwestern granted Mr. Rapoport the option to purchase 225,000 shares of Common Stock at a purchase price of $12.50 per share under the agreement. Mr. Rapoport may exercise all or any portion of these options at any time and from time to time prior to their expiration on June 13, 2010.

     If Mr. Rapoport's employment is terminated by Southwestern without "cause", then during the six-month period commencing on the date of termination Southwestern must pay to Mr. Rapoport an aggregate amount equal to one-half of his annual base salary, payable in equal installments on Southwestern's regular salary payment dates. The employment agreement also provides that, during Mr. Rapoport's employment period and for a period of six months thereafter, he may not directly or indirectly compete with the business of Southwestern or its subsidiaries. During this period, Mr. Rapoport also may not directly or indirectly interfere with Southwestern's relationship with its employees, customers and suppliers.

David B. Little

     Mr. Little entered into an Employment Agreement with Southwestern on June 13, 2000. The agreement provides for payment of a minimum base annual salary of $175,000. In accordance with the agreement, Mr. Little was paid a special bonus in the amount of $78,330 on June 13, 2000 and will receive future bonuses of $78,330 on June 13, 2001 and $78,340 on June 13, 2002 if he is employed on such dates. Furthermore, for the period commencing January 1, 2000 through June 13, 2000, Mr. Little will be paid a bonus of $46,154 as specified in the agreement, payable on such date as the Southwestern Board may determine on or before December 31, 2001.

     Pursuant to this agreement, Southwestern issued to Mr. Little 10,000 shares of Common Stock and granted him the option to purchase 15,000 shares of Common Stock at the purchase price of $12.50 per share. These options vest 20% on the second anniversary date of the grant, 50% on the third anniversary date of the grant and 100% on the fourth anniversary date of the grant and expire on June
13, 2010. These options vest immediately upon the occurrence of termination without good cause or a change of control of Southwestern. If Mr. Little is terminated for any reason other than his death, permanent disability or good cause, the options, to the extent vested as of the date of such termination, must be exercised if at all within 60 days following the date of such termination.

     If Mr. Little is terminated without cause, he will have the right to receive eight weeks payment of base salary and benefits. However, if Mr. Little's employment is terminated within six months following a change of control (as defined in the agreement), Mr. Little will have the right to receive, payable in a lump sum, six months base salary. The agreement also provides that, during Mr. Little's employment period and for a period of six months thereafter, he may not directly or indirectly interfere with Southwestern's relationship with its employees, customers and suppliers.

David A. Commons

     Mr. Commons entered into an Employment Agreement with Southwestern on June 13, 2000. The agreement provides for payment of a minimum base annual salary of $140,000 and a bonus of $32,308 payable on such date as the Southwestern Board may determine on or before December 31, 2001.

     Pursuant to this agreement, Southwestern granted Mr. Commons the option to purchase 15,000 shares of Common Stock at the purchase price of $12.50 per share. These options vest 20% on the second anniversary date of the grant, 50% on the third anniversary date of the grant and 100% on the fourth anniversary date of the grant and expire on June 13, 2010. These options vest immediately upon the occurrence of termination without good cause or a change of control of Southwestern. If Mr. Commons is terminated for any reason other than his death, permanent disability or good cause, the options, to the extent vested as of the date of such termination, must be exercised if at all within 60 days following the date of such termination.

     If Mr. Commons is terminated without good cause, he will have the right to receive thirteen weeks payment of base salary and benefits. However, if Mr. Commons' employment is terminated within six months following a change of control (as defined in the agreement), Mr. Commons will have the right to receive, payable in a lump sum, six months base salary. The agreement also provides that, during Mr. Commons' employment period and for a period of six months thereafter, he may not directly or indirectly interfere with Southwestern's relationship with its employees, customers and suppliers.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     In connection with the reorganization of the Company, Inverness/Phoenix Capital, LLC and its affiliates agreed to purchase up to 85.7% of the shares of Common Stock not otherwise subscribed for by the holders of existing preferred stock of the Company pursuant to a rights offering. In connection therewith, Inverness/Phoenix Capital, LLC and its affiliates were paid an underwriting commitment fee of $1,178,571 in cash. James C. Comis, III may be considered a controlling person of Inverness/Phoenix Capital, LLC and its affiliates and Robert N. Sheehy, Jr., a director of Southwestern, is a Managing Director of Inverness Management LLC, an affiliate of Inverness/Phoenix Capital, LLC.

     John T. Sharpe and Southwestern have entered into a consulting agreement. See "DIRECTOR COMPENSATION - After June 13, 2000."

                            STOCK PERFORMANCE GRAPHS
[GRAPHIC OMITTED]
  ------------------ ------------- ---------------- --------------- ---------------- --------------- --------------
                       12/31/95       12/31/96         12/31/97        12/31/98         12/31/99       05/31/00
  ------------------ ------------- ---------------- --------------- ---------------- --------------- --------------
  S&P 500               100.00         120.26           157.57          199.57           238.54         230.64
  ------------------ ------------- ---------------- --------------- ---------------- --------------- --------------
  S&P LIFE              100.00         119.30           149.52          153.18           111.98          89.45
  ------------------ ------------- ---------------- --------------- ---------------- --------------- --------------
  PENNCORP*             100.00         122.03           120.97           3.39             1.48            .02
  ------------------ ------------- ---------------- --------------- ---------------- --------------- --------------

* PennCorp Financial Group, Inc. was the previous name of Southwestern prior to consummation of the reorganization plan, which was effective on June 13, 2000.

     The preceding graph compares the performance of the Company's former common stock with that of the S&P 500 Composite Index and the S&P Life Insurance Index over a measurement period beginning on December 31, 1995. Total stockholder return is calculated using the change in the stock price or index levels from the beginning of the measurement period, adjusted for the reinvestment of dividends on a quarterly basis. The comparison of total return on investment assumes that $100 was invested on December 31, 1995 in each of the Company, the S&P 500 Composite Index, and the S&P Life Insurance Index, with the latter two investments weighted on the basis of market capitalization.

                      SOUTHWESTERN STOCK PERFORMANCE GRAPH

[GRAPHIC OMITTED]

  --------------------- --------------------------- -----------------------
                              06/26/00                    12/31/00
  --------------------- --------------------------- -----------------------
  S&P 500                      100.00                       90.72
  --------------------- --------------------------- -----------------------
  S&P LIFE                     100.00                      140.26
  --------------------- --------------------------- -----------------------
  SOUTHWESTERN                 100.00                      101.92
  --------------------- --------------------------- -----------------------

     The preceding graph compares the performance of the Common Stock with that of the S&P 500 Composite Index and the S&P Life Insurance Index over a measurement period beginning on June 26, 2000, the date that the Common Stock commenced trading. Total stockholder return is calculated using the change in the stock price or index levels from the beginning of the measurement period, adjusted for the reinvestment of dividends on a quarterly basis. The comparison of total return on investment assumes that $100 was invested on June 26, 2000 in each of Southwestern, the S&P 500 Composite Index, and the S&P Life Insurance Index, with the latter two investments weighted on the basis of market capitalization.

            KPMG AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN AND
                     IMPLEMENTATION FEES AND ALL OTHER FEES

     The following table sets forth the aggregate fees billed to Southwestern in 2000 by Southwestern's independent public accountants, KPMG.

     ...........................................................................
                                FEES BILLED BY KPMG
     ...........................................................................
     CATEGORY                                                            AMOUNT
     --------                                                            ------
     ............................................................... ...........

     Audit Fees (1)                                                    $466,425
     ............................................................... ...........
     Financial Information Systems Design and                              ----
      Implementation Fees
     ............................................................... ...........
     All Other Fees (2)                                                 197,447
     ............................................................... ...........
                                                        TOTAL          $663,872
     ............................................................... ...........

          ---------------
          (1) Includes fees for professional services rendered for the audit of Southwestern's consolidated financial statements relating to the year ended December 31, 2000 and the reviews of the financial statements included in Southwestern's Quarterly Reports on Form 10-Q filed with the SEC during 2000.

          (2) Includes fees for professional services rendered by KPMG for tax consultation. The Audit Committee has considered whether the provision of these services is compatible with maintaining KPMG's independence.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, and regulations promulgated by the SEC thereunder, require Southwestern's directors and executive officers and persons who beneficially own more than 10% of the Common Stock or other equity securities of Southwestern to file with the SEC initial reports of beneficial ownership (Form 3), reports of changes in beneficial ownership (Form 4) and annual statements of beneficial ownership (Form 5). Executive officers, directors and 10% beneficial owners are required to provide Southwestern with copies of all Section 16(a) reports they file. To Southwestern's knowledge, based on a review of the reports furnished to it and written representations from its executive officers, directors and 10% beneficial owners, all Section 16(a) reporting requirements for Southwestern's executive officers, directors and 10% beneficial owners were met in a timely manner during 2000, except for the late filing of a Form 4 for the month of June 2000 by Brown's Dock.

                            CERTAIN BYLAW PROVISIONS

     Southwestern's Bylaws establish an advance notice procedure with regard to business proposed to be submitted by a stockholder at any annual or special meeting of stockholders, including the nomination of candidates for election as directors. The Bylaws procedure provides that a notice of proposed stockholder business must be timely given in writing to the Secretary of Southwestern prior to the meeting. In all cases, to be timely, notice relating to the 2002 annual meeting must be received at Southwestern's principal executive offices not less than 60 days nor more than 90 days before the date of such meeting, which date has not yet been set by the Southwestern Board.

     Notice to Southwestern from a stockholder who proposes to nominate a person for election as a director must contain all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, including such person's written consent to be named in the proxy statement as a nominee and to serve as a director if elected.

     The chairman of a meeting of stockholders may determine that a person is not nominated in accordance with the nomination procedure, in which case such person's nomination will be disregarded. If the chairman of a meeting of stockholders determines that other business was not properly brought before such meeting in accordance with the Bylaw procedure, such business will not be conducted at the meeting. Nothing in the nomination procedure or the business procedure will preclude discussion by any stockholder of any nomination or business properly made or brought before the annual or any other meeting in accordance with the above mentioned procedures.

                              STOCKHOLDER PROPOSALS

     Any proposal which a stockholder intends to have included in Southwestern's proxy statement relating to the 2002 annual meeting of stockholders must be received at Southwestern's principal executive offices not later than December 21, 2001. Stockholders who intend to nominate directors or to bring other business before the meeting must also comply with the procedures set forth in Southwestern's Bylaws, as described under "Certain Bylaw Provisions." Southwestern will furnish copies of the relevant Bylaw provisions upon written request directed to the Secretary of Southwestern at Southwestern's principal executive office.

                                  OTHER MATTERS

     As of the date of this Proxy Statement, the Southwestern Board knows of no other business to be presented for action at the Annual Meeting or any adjournment thereof. However, if any other business is properly brought before the Annual Meeting or any adjournment thereof, the proxies solicited hereby confer discretionary authority for the persons named therein and those persons will vote or act in accordance with their best judgment with respect to such matter.

                                             By Order of the Board of Directors,

                                             JOAN E. OLSON
                                             Secretary
April 20, 2001

APPENDIX A

                                 CHARTER OF THE
                                 AUDIT COMMITTEE
                                     OF THE
                               BOARD OF DIRECTORS

     The Board of Directors of Southwestern Life Holdings, Inc. (the "Company") hereby establishes the Audit Committee (the "Committee") with authority, responsibility, and specific powers as described below (the "Charter"). The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors.

Composition

     The Committee shall be appointed by the Board of Directors and shall have three (3) members (the "Committee Members"). Each Committee Member shall be independent of management and the Company. Committee Members shall be considered independent if, in the opinion of the Board of Directors, they have no relationship that would interfere with the exercise of their independent judgment in carrying out the responsibilities of a director. All Committee Members shall be financially literate and at least one member shall have accounting or related financial management expertise. One of the Committee Members shall be appointed chairman of the Committee by the Board of Directors (the "Chairman of the Committee").

Statement of Policy

     The Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financials controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board of Directors. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel or other experts for this purpose.

Meetings

     The Committee is to meet as many times as the Committee deems necessary. Meetings for the consideration of pertinent matters may be requested by the Chairman of the Board, the Chief Executive Officer or the President of the Company, or by any member of the Committee by request to the Chairman of the Committee. A majority of the Committee Members shall constitute a quorum at any meeting.

Attendance

     As necessary or desirable, the Chairman of the Committee may request that members of management, independent consultants, and representatives of the independent public accountants be present at meetings of the Committee.

Minutes

     The Committee shall keep regular minutes of each meeting and send a copy of the minutes to Committee Members and to the members of the Board of Directors who are not Committee Members.

Responsibilities and Powers

     The Company's outside auditor is ultimately accountable to the Board of Directors and the Committee, and the Board of Directors and the Committee have ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor (or to nominate the outside auditor to be proposed for stockholder approval). The Committee shall make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of each audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Company's internal accounting controls. The Committee is empowered to retain persons having special competence as necessary to assist the Committee in fulfilling its responsibilities hereunder.

     In exercising its authority hereunder, the Committee shall be empowered in accordance with its judgment to:

          1. Make its independent perspective available to management for consultation in the resolution of financial statement issues and for discussion of significant judgment matters.

          2. Recommend to the Board of Directors the independent public accountants to be employed by the Company, and the retention or nonretention of the independent public accountants.

          3. Take all steps necessary to ensure the Committee's receipt from the independent public accountants of a formal written statement delineating all relationships between the independent public accountants and the Company, consistent with Independence Standards Board Standard 1; actively engage in a dialogue with the independent public accountants with respect to the disclosed relationships or services that impact the objectivity and independence of the independent public accountants; and take, or recommend that the full Board of Directors take, appropriate action to oversee the independence of the independent public accountants.

          4. Inform the independent public accountants and management that the independent public accountants and the Committee may communicate with each other at all times, and that the Chairman of the Committee may call a meeting whenever such person deems it necessary.

          5. Instruct the independent public accountants that the Committee expects to be advised if there are any areas that require its special attention.

          6. Review with the Company's management and independent public accountants the Company's general policies and procedures to assure itself of the adequacy and effectiveness of internal accounting and financial reporting controls.

          7. Make, or cause to be made, all necessary inquires of management and the independent public accountants concerning established standards of corporate conduct and performance, and deviations therefrom.

          8. Review, prior to the annual audit, the scope and general extent of the independent public accountants' audit examination. The auditor's fees are to be agreed to by management and annually summarized for Committee review.

          9. Review with management and the independent public accountants, upon completion of their audit, the financial results for the year prior to their release to the public. This review is to encompass without limitation:

               o Significant transactions that are not a normal part of the Company's operations;

               o Changes, if any, during the year in the Company's accounting principles or their application; and

               o Significant adjustments proposed by the independent public accountants

          10. Evaluate the cooperation received by the independent public accountants during their audit examination, including their access to all requested records, data and information.

          11. Evaluate the responsiveness of the independent public accountants to the Company's needs.

          12. Inquire of the independent public accountants whether there have been any disagreements with management, which if not satisfactorily resolved would have caused them to issue a nonstandard report on the Company's financial statements.

          13. Discuss with the independent public accountants the quality of the Company's financial and accounting personnel, and any relevant recommendations, which the independent public accountants may have (including those in their "letter of comments and recommendations"). Topics to be considered during this discussion include without limitation improving internal financial controls, the review of accounting policies, and management reporting systems.

          14. The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The Chairman of the Committee may represent the entire Committee for the purposes of this review.

          15. The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to stockholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

          16. Review written responses of management to the "letter of comments and recommendations" from the independent public accountants.

          17. Review the Company's policies and procedures for regular review of officers' expenses and perquisites, including any use of corporate assets. Inquire as to the results of the review, and, if appropriate, review a summary of the expenses and perquisites of the period under review.

          18. Apprise the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the duties outlined above.

          19. Prepare a report to be included in the Company's annual proxy statement stating whether the Committee has (i) reviewed and discussed the audited financial statements with management; (ii) discussed with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61; (iii) received disclosures from the auditor regarding the auditor's independence (as required by Independence Standards Board Standard No. 1) and discussed with the auditor the auditor's independence; and (iv) based on such review and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K, and the Committee may include in such report disclosure on any other matter it diems appropriate or is legally required.

          20. Recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

          21. Do every other act incidental to, arising out of or in connection with, or otherwise related to the authority granted to the Committee hereby or the carrying out of the Committee's duties and responsibilities hereunder.

                        SOUTHWESTERN LIFE HOLDINGS, INC.


             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR MAY 14, 2001 ANNUAL MEETING OF STOCKHOLDERS


The undersigned hereby constitutes and appoints Joan E. Olson, James L. Young, Jana G. Sappenfield and David A. Commons, and each of them, as their true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated below, all the shares of common stock of Southwestern Life Holdings, Inc. held of record by the undersigned on the record date at the Annual Meeting of Stockholders to be held on Monday, May 14, 2001 at 9:00 A.M., local time, and at any adjournments thereof, on all matters coming before said meeting.



YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING * * * * * * * * * * * THE APPROPRIATE BOXES ON THE REVERSE SIDE, BUT YOU NEED * SEE REVERSE *
SEE REVERSE NOT MARK ANY BOXES IF YOU WISH TO VOTE IN     *        SIDE       *
ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.  * * * * * * * * * * *

--------------------------------------------------------------------------------

                              FOLD AND DETACH HERE

[  ] Please mark your votes as in this example.

This Proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1, 2, 3 and 4.

-------------------------------------------------------------------
The Board of Directors recommends a vote FOR proposals 1 through 4.
-------------------------------------------------------------------

1. Election of Class I Directors - James C. Comis, III and John T. Sharpe

                                               FOR all nominees listed
                                               (except as indicated below)  [  ]

                                               WITHHOLD authority to
                                               vote for all nominees listed [  ]

To withhold authority to vote for any individual nominee, write the nominee's name below:

-------------------------------------------------------------------

2. Election of Class II Directors - Frank W. Harrison, Sr. and Larry D. Jaynes

                                               FOR all nominees listed
                                               (except as indicated below)  [  ]

                                               WITHHOLD authority to
                                               vote for all nominees listed [  ]

To withhold authority to vote for any individual nominee, write the nominee's name below:

-------------------------------------------------------------------

3. Election of Class III Directors - Bernard Rapoport and Robert N. Sheehy, Jr.

                                               FOR all nominees listed
                                               (except as indicated below)  [  ]

                                               WITHHOLD authority to
                                               vote for all nominees listed [  ]

To withhold authority to vote for any individual nominee, write the nominee's name below:

-------------------------------------------------------------------

4. Ratification of Selection of Independent Public Accountants

                                                  FOR       AGAINST      ABSTAIN
                                                  [  ]        [  ]         [  ]

The persons designated as proxies herein have discretion to vote on all other matters properly coming before the meeting.

The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                                  ------------------------------


                                                  ------------------------------
                                                  SIGNATURE

                                                  ------------------------------
                                                  DATE


   PLEASE DATE, SIGN, AND RETURN THIS PROXY IN THE ENCLOSED ENVELOPE PROMPTLY.